Exhibit 99.1

Barinthus Bio Reports Third Quarter 2023 Financial Results and Recent Corporate Developments

OXFORD, United Kingdom, Nov. 09, 2023 (GLOBE NEWSWIRE) – Barinthus Biotherapeutics plc (NASDAQ: BRNS), formerly Vaccitech plc, today announced its financial results for the third quarter of 2023 and provided an overview of its progress. The Company is a clinical-stage biopharmaceutical company developing novel T cell immunotherapeutic candidates designed to guide the immune system to overcome chronic infectious disease, autoimmunity and cancer.

“The third quarter of 2023 was a period of solid progress for the Company. We have since revealed the evolution of the company identity from Vaccitech to Barinthus Bio. This change reflects the evolution of our pipeline beyond vaccines, towards T cell immunotherapeutic candidates designed to guide the capabilities of T cells, to stimulate their disease-fighting capacity or to restore immune balance,” said Bill Enright, Chief Executive Officer of Barinthus Bio. “We remain focused on progressing our pipeline, particularly in HBV, for which upcoming preliminary data from both of our Phase 2 trials will be presented at The American Association for the Study of Liver Diseases – The Liver Meeting® 2023 this month.”

Recent Corporate Developments

•	In November 2023, the Company announced it changed its name to Barinthus Biotherapeutics plc to represent the evolution and expansion of its focus beyond vaccines. The Company’s new name takes inspiration from “Barinthus,” the mythological navigator who guided King Arthur of Britain by ship to the island of Avalon to be healed when he was wounded. The story of the legendary king being guided to a place of healing is reflective of the way the Company’s proprietary platforms and technology are designed to guide the immune system to treat infectious diseases, autoimmunity and cancer.
•	On November 6, 2023, the Company held a general meeting where its shareholders approved resolutions granting the Company’s board of directors or any duly authorized committee of the board of directors an increase in the authority to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company free from pre-emption rights. Pursuant to such approval, our board of directors was authorized to allot shares up to an aggregate nominal amount of £1,928, free from statutory pre-emption rights.

Upcoming Milestones

•	In the fourth quarter of 2023, the Company expects to:
o	Announce interim efficacy data from HBV003 (NCT05343481), a Phase 2b clinical trial of VTP-300, that further evaluates its potential as a component of a functional cure for chronic Hepatitis B.
o	Announce interim efficacy data from the Phase 2a clinical trial (ACTRN12622000317796) collaboration with Arbutus of VTP-300 in combination with Arbutus’ siRNA therapeutic candidate, AB-729 for chronic hepatitis B.
o	Submit a regulatory submission application in Australia for VTP-1000, the Company’s lead SNAP-TI candidate, for the treatment of celiac disease.

Third Quarter 2023 Financial Highlights

•	Cash position: As of September 30, 2023, the Company had cash and cash equivalents of $160.3 million, compared to $173.0 million as of June 30, 2023. The net cash used in operating activities was $11.2 million, primarily resulting from its net loss of $14.1 million adjusted by unrealised foreign exchange gains of $6.2 million, depreciation and amortization of $1.5 million, and changes in its operating assets and liabilities. Based on current research and development plans, the Company expects its cash runway to fund its operating expenses and capital expenditure requirements into the second quarter of 2025.
•	Research and development expenses: Research and development expenses were $15.1 million in the third quarter of 2023 compared to $13.5 million in the second quarter of 2023, showing increased spend due to the phasing of ongoing clinical trials. VTP-300 HBV research and development expenses increased as a result of the increased trial cost and manufacturing development costs, VTP-850 Prostate cancer has also increased as a result of the increased trial costs as the trial progresses. The quarter-on-quarter R&D expense per program is outlined in the following table.

Three months ended	September 30, 2023	June 30, 2023	Change
	$000	$000	$000
Direct research and development expenses by program:
VTP-200 HPV	1,288	1,837	(549)
VTP-300 HBV	4,877	3,757	1,120
VTP-600 NSCLC[1]	155	79	76
VTP-850 Prostate cancer	1,724	242	1,482
VTP-1000/VTP-1100 Celiac/HPV Cancer	2,507	3,018	(511)
Other and earlier stage programs	1,069	701	368
Total direct research and development expenses	11,620	9,634	1,986
Indirect research and development expenses:
Personnel-related (including share-based compensation)	2,711	3,388	(677)
Facility-related	368	202	166
Other internal costs	445	319	126
Total indirect research and development expenses	3,524	3,909	(385)
Total research and development expense	15,144	13,543	1,601

1 The VTP-600 NSCLC Phase 1/2a trial is sponsored by Cancer Research UK.

•	General and administrative expenses: General and administrative expenses were $1.0 million in the third quarter of 2023, compared to $13.1 million in the second quarter of 2023. The decrease was mainly attributable to the unrealized foreign exchange gain of $6.6 million in the third quarter of 2023, compared to an unrealized foreign exchange loss of $4.2 million in the second quarter of 2023. The remainder of the decrease was primarily attributable to a decrease in legal and professional fees of $0.5 million and decrease in share-based compensation expense.
•	Net loss: For the third quarter of 2023, the Company generated a net loss attributable to its shareholders of $14.1 million, or $0.37 per share on both basic and fully diluted bases, compared to a net loss attributable to shareholders of $23.8 million, or $0.62 per share on both basic and fully diluted bases in the second quarter of 2023.

About Barinthus Bio

We are a clinical-stage biopharmaceutical company developing novel T cell immunotherapeutic candidates designed to guide the immune system to overcome chronic infectious diseases, autoimmunity and cancer. Helping patients and their families is the guiding principle at the heart of Barinthus Bio. The company stands apart through its broad pipeline, built around four proprietary platform technologies; ChAdOx, MVA, SNAP-TI and SNAP-CI. Barinthus Bio is advancing a pipeline of five product candidates across a diverse range of therapeutic areas, including: VTP-300, an immunotherapeutic candidate designed as a potential component of a functional cure for chronic hepatitis B viral (HBV) infection; VTP-200, a non-surgical product candidate for persistent high-risk human papillomavirus (HPV); VTP-1000, an autoimmune candidate designed to utilize the SNAP-TI platform to treat patients with celiac disease; VTP-850, a second-generation immunotherapeutic candidate designed to treat recurrent prostate cancer; and VTP-1100, a preclinical cancer candidate designed to utilize the SNAP-CI platform to treat patients with HPV-related cancer. Barinthus Bio’s proven scientific expertise, high-value portfolio and focus on product development uniquely positions the company to navigate towards delivering treatments for patients with infectious diseases, autoimmunity and cancers that have a significant impact on their lives every day. For more information, visit www.barinthusbio.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “would,” “aim,” “forward,” “expect,” “plan,” “intend,” “believe,” “potential,” “continue,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward looking statements include express or implied statements regarding the Company’s future expectations, plans and prospects, and include, without limitation, statements regarding the timing and advancement of the Company’s programs, including the clinical trials of VTP-200, VTP-300, and VTP-850, statements regarding the timing for the potential IND application for VTP-1000, statements regarding the presentation of interim data, including with respect to VTP-300, and statements regarding the Company’s capital, including its cash runway. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to: the success, cost and timing of the Company’s product development activities and planned and ongoing clinical trials, the Company’s ability to execute on its strategy, regulatory developments, approval of the Company’s product candidates, the Company’s ability to fund its operations and access capital, and global economic uncertainty, including disruptions in the banking industry, the conflict in Ukraine, and the conflict in Israel and Gaza, and other risks identified in the Company’s filings with the Securities and Exchange Commission (the SEC), including its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

BARINTHUS BIOTHERAPEUTICS PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

(UNAUDITED)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$160,309	$194,385
Accounts receivable	—	323
Accounts receivable - related parties	—	5,524
Research and development incentives receivable	4,172	4,541
Prepaid expenses and other current assets	6,584	8,268
Total current assets	171,065	213,041
Goodwill	12,209	12,209
Property and equipment, net	12,269	7,957
Intangible assets, net	25,898	28,269
Right of use assets, net	7,474	7,753
Other assets	1,055	976
Total assets	$229,970	$270,205

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,145	$3,748
Accrued expenses and other current liabilities	11,923	8,061
Operating lease liability - current	1,501	433
Total current liabilities	18,569	12,242
Non-Current liabilities:
Operating lease liability	11,202	8,340
Contingent consideration	1,797	1,711
Deferred tax liability, net	1,521	3,746
Other non-current liabilities	1,278	965
Total liabilities	$34,367	$27,004
Commitments and contingencies (Note 14)
Shareholders’ equity:
Ordinary shares, £0.000025 nominal value; 38,546,594 shares authorized, issued and outstanding (December 31, 2022:
authorized, issued and outstanding: 37,683,531)	1	1
Deferred A shares, £1 nominal value; 63,443 shares authorized, issued and outstanding (December 31, 2022: authorized,
issued and outstanding: 63,443)	86	86
Deferred B shares, £0.01 nominal value; nil shares authorized, issued and outstanding (December 31, 2022:authorized,
issued and outstanding: 570,987)	—	8
Deferred C shares, £0.000007 nominal value, nil shares authorized, issued and outstanding (December 31, 2022:
authorized, issued and outstanding: 27,828,231)	—	0 [1]
Additional paid-in capital	385,707	379,504
Accumulated deficit	(159,297)	(103,243)
Accumulated other comprehensive loss – foreign currency translation adjustments	(31,099)	(33,460)
Total shareholders’ equity attributable to Barinthus Biotherapeutics plc shareholders	195,398	242,896
Noncontrolling interest	205	305
Total shareholders’ equity	$195,603	$243,201

Total liabilities and shareholders’ equity	$229,970	$270,205

1 indicates amount less than thousand.

BARINTHUS BIOTHERAPEUTICS PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
License revenue (1)	$—	$6,165	$802	$38,237
Research grants and contracts	—	—	—	9
Total revenue	—	6,165	802	38,246
Operating expenses
Research and development	15,144	9,744	38,501	30,165
General and administrative	961	(10,815)	26,227	(12,971)
Total operating expenses	16,105	(1,071)	64,728	17,194
(Loss)/income from operations	(16,105)	7,236	(63,926)	21,052
Other income (expense):
Interest income	196	1,024	2,306	1,776
Interest expense	(7)	11	(21)	3
Research and development incentives	1,205	(724)	2,921	1,150
Other income	(2)	—	308	51
Total other income (expense)	1,392	311	5,514	2,980
(Loss)/profit before income tax	(14,713)	7,547	(58,412)	24,032
Tax benefit	603	674	2,255	2,452
Net (loss)/income	(14110)	8,221	(56,157)	26,484
Net loss attributable to noncontrolling interest	38	21	103	47
Net (loss)/income attributable to Barinthus Biotherapeutics plc shareholders	(14,072)	8,242	(56,054)	26,531

Weighted-average ordinary shares outstanding, basic	38,533,833	37,247,123	38,320,208	37,213,787
Weighted-average ordinary shares outstanding, diluted	38,533,833	38,156,564	38,320,208	38,226,092
Net (loss)/income per share attributable to ordinary shareholders, basic	$(0.37)	$0.22	$(1.46)	$0.71
Net (loss)/income per share attributable to ordinary shareholders, diluted	$(0.37)	$0.22	$(1.46)	$0.69

Net (loss)/income	$(14,110)	$8,221	$(56,157)	$26,484
Other comprehensive gain/(loss) – foreign currency translation adjustments	(7,820)	(19,940)	2,364	(42,730)
Comprehensive loss	(21,930)	(11,719)	(53,793)	(16,246)
Comprehensive loss attributable to noncontrolling interest	48	51	100	122
Comprehensive loss attributable to Barinthus Biotherapeutics plc shareholders	$(21,882)	$(11,668)	$(53,693)	$(16,124)

1  Includes license revenue from related parties for the three and nine month periods ended September 30, 2023 of $Nil million and $0.8 million, respectively and for the three and nine month periods ended September 30, 2022 of $6.2 million and $38.2 million, respectively.

IR contacts:

Christopher M. Calabrese

Managing Director

LifeSci Advisors

+1 917-680-5608

ccalabrese@lifesciadvisors.com

Kevin Gardner

Managing Director

LifeSci Advisors

+1 617-283-2856

kgardner@lifesciadvisors.com

Media contact:

Audra Friis

Sam Brown, Inc.

+1 917-519-9577

audrafriis@sambrown.com

Company contact:

Jonothan Blackbourn

IR & PR Manager

Barinthus Bio

ir@barinthusbio.com